EXHIBIT 16.1

February 19, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re:	Live Event Media, Inc. (fka Charlie GPS Inc.)

File Ref. # 333-172685

We have read the statements of Live Event Media, Inc. (fka Charlie GPS Inc.) pertaining to our firm included under Item 4.01 of Form 8-K dated February 12, 2013 and agree with such statements as they pertain to our firm.

Sincerely,

/s/M&K CPAS, PLLC